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                                                                    EXHIBIT 99.2

      QUADRAMED CORPORATION COMPLETES ACQUISITION OF PYRAMID HEALTH GROUP

LARKSPUR, Calif.--(BUSINESS WIRE)--June 8, 1998--

  QuadraMed's Imaging and Health Information Management Software Product Lines
          Combined with Pyramid's Outsourcing and Consulting Business

QuadraMed Corporation (Nasdaq: QMDC) announced today that it has completed its acquisition of Pyramid Health Group, the leading manager of health information management departments nationwide. Pyramid's installed base includes over 600 active outsourcing and consulting clients. QuadraMed issued approximately 2.7 million shares of QuadraMed common stock in the transaction, which will be treated as a pooling of interests for accounting purposes.

"The integration of QuadraMed and Pyramid is already well underway," stated
John V. Cracchiolo, President and Chief Operating Officer of QuadraMed. According to Mr. Cracchiolo, QuadraMed's existing electronic document management and health information management software product lines have been consolidated with Pyramid's outsourcing and consulting businesses under the management of Nitin Mehta, formerly Chairman and Chief Executive Officer of Pyramid and now President of QuadraMed's Health Information Management Division.

Mr. Cracchiolo further stated, "We firmly believe that the combination of QuadraMed's software expertise, including the talented individuals and proven products acquired from Medicus Systems Corporation, along with the outsourcing and consulting skill set brought by Pyramid makes QuadraMed the industry leader in health information management. Moreover, we believe that by bundling our outsourcing and consulting services with our value added software products we will gain an important competitive advantage over companies who can only solve one side of the equation."

Pyramid also brings to QuadraMed a valuable pool of HIM professionals, led by Monica Pappas, who is widely recognized as a visionary in the HIM industry, and Nitin Mehta, a top-notch professional manager. With the addition of Pyramid QuadraMed now employs a staff of approximately 2,200 operating out of 25 offices across the country.

QuadraMed develops, markets and sells software products and services designed to enable healthcare providers and payers to increase operational efficiency, improve cash flow, measure the cost and quality of care, and effectively administer managed care contracts. QuadraMed also provides compliance, business office and health information management department outsourcing, consulting and cash flow management services. QuadraMed and its subsidiaries have more than 3,200 healthcare customers and have received endorsements from 14 state and regional hospital associations.

Except for the historical financial information contained herein, the matters discussed in this news release may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties; actual results could differ materially from those indicated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are:
(i) variability in quarterly operating results, (ii) identification, consummation and assimilation of acquisitions, (iii) dependence on large orders and customer concentration, (iv) dependence on hospitals and demand for the Company products and services in healthcare information systems and services markets, (v) legislative or market-driven reforms in the healthcare industry,
(vi) the Company's ability to develop and introduce new products, (vii) management of the Company's changing operations, (vii) dependence on key personnel, (ix)

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development by competitors of new or superior products or entry into the market of new competitors, (x) risks related to product defects, (xi) risks associated with pending litigation, (xii) dependence on intellectual property rights,
(xiii) volatility in the Company's stock price and historically low trading volume, (xiv) the success or failure of strategic alliances, (xv) risk of interruption in data processing, (xvi) risks associated with certain investments in early stage companies, and (xvii) other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K/A filed on April 20, 1998, the registration statement on Form S-4 filed with the Securities and Exchange Commission in January 1998 and the Quarterly Report on Form 10-Q for the period ended March 31, 1998.

CONTACT: QUADRAMED CORPORATION
John V. Cracchiolo, President and Chief Operating Officer or
James D. Durham, Chairman and CEO, 415/461-7725 www.quadramed.com